UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 18, 2004 (March 15, 2004)

COOPER CAMERON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13884 (Commission File Number)	76-0451843 (IRS Employer Identification No.)

1333 West Loop South, Suite 1700
Houston, Texas 77027
(Address and Zip Code of Principal Executive Offices)

(713) 513-3300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since the last report)

Item 5. Other Events and Required FD Disclosure.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT INDEX
Underwriting Agreement dated March 18, 2004
Indenture dated March 18, 2004
First Supplemental Indenture dated March 18, 2004
Press Release

Item 5. Other Events and Required FD Disclosure.

     On March 15, 2004, Cooper Cameron Corporation (the “Company”) entered into an Underwriting Agreement with ABN AMRO Incorporated and UBS Securities LLC, as representatives of the several underwriters named therein, in connection with the offering (the “Offering”) of $200,000,000 2.650% Senior Notes due 2007.

     The Offering is being made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-96565) (the “Registration Statement”) under the Securities Act of 1933, as amended. The Registration Statement provides that the Company may from time to time offer debt securities, preferred stock, common stock and warrants with an aggregate public offering price of up to $500,000,000.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of business acquired.

None.

     (b) Pro Forma Financial Information.

None.

     (c) Exhibits.

1.1	-	Underwriting Agreement, dated March 18, 2004, between the Company and ABN AMRO Incorporated and UBS Securities LLC, as representatives of the several underwriters named therein.

4.1	-	Indenture dated March 18, 2004 between the Company and SunTrust Bank, as Trustee.

4.2	-	First Supplemental Indenture dated March 18, 2004 between the Company and SunTrust Bank.

99.1	-	Press Release.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2004	COOPER CAMERON CORPORATION
	By:	/s/ Michael C. Jennings
Michael C. Jennings
Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit
1.1	Underwriting Agreement, dated March 18, 2004, between the Company and ABN AMRO Incorporated and UBS Securities LLC, as representatives of the several underwriters named therein.

4.1	Indenture dated March 18, 2004 between the Company and SunTrust Bank, as Trustee.

4.2	First Supplemental Indenture dated March 18, 2004 between the Company and SunTrust Bank.

99.1	Press Release.